EXHIBIT 23.2

Board of Directors and Stockholders

MISCOR Group, Ltd. and Subsidiaries

Massillon, Ohio

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 15, 2013, relating to the consolidated financial statements of MISCOR Group, Ltd. and Subsidiaries, which is contained in this Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Kalamazoo, Michigan

July 30, 2013